Exhibit 99.1

Contacts
Debra DiMaria
Chief Financial Officer
Proginet Corporation
(516) 535-3681
debra.dimaria@proginet.com

Proginet Announces FY 2008 Financial Results

Garden City, N.Y.—September 23, 2008—Proginet Corporation [OTCBB: PRGF], a world leader in multi-platform file transfer solutions, today announced financial results for the year ended July 31, 2008. Total revenues for the year amounted to $7,565,185, down from a total of $9,377,254 in fiscal 2007. Net operating expenses for the year were $10,044,923, compared to net operating expenses of $8,440,402 in the equivalent period of fiscal 2007. The Company retains a cash position of $2,338,335 and carries no debt. Proginet states that these results are in line with preliminary numbers announced in August.

"We released our preliminary numbers in August so today’s announcement serves to confirm what we already knew," said Sandy Weil, Proginet's President and CEO. "Right now, everyone at Proginet is completely focused on fiscal 2009 and doing whatever it takes to transform the Company into a high-performance organization."

FINANCIAL HIGHLIGHTS

Statement of Operations	Year ended July 31,
	2008	2007
Total revenues	$7,565,185	$9,377,254
Total operating expenses, net	10,044,923	8,440,402
Net income	$(2,479,738)	$936,852
Income per share	$(.17)	$.06

Balance Sheet	As of July 31,
	2008	2007
Cash	$2,338,335	$3,439,988
Trade accounts receivable, net	1,816,388	1,891,317
Property and equipment, net	181,226	167,933
Capitalized software development cost, net	3,660,387	3,105,982
Purchased software and other intangibles, net	915,660	1,455,840
Other assets	298,266	113,815
Total assets	$9,210,262	$10,174,875
Accounts payable and accrued expenses	1,373,890	923,617
Deferred revenues	4,011,556	2,969,248
Deferred rent	161,892	166,433
Total liabilities	$5,547,338	$4,059,298
Total stockholders’ equity	$3,662,924	$6,115,577
Total liabilities and stockholders’ equity	$9,210,262	$10,174,875

Investor Conference Call
Proginet will hold an Investor Conference Call on Tuesday, September 23, 2008 at 4 p.m. Eastern Time. The call will be an opportunity to review fiscal 2008 financial results and provide investor updates.

To listen or participate, investors should call in at the numbers below immediately prior to the event (you will need all of the following information).

Toll-free Number: 1 (888) 889-4951 (US & Canada)
Toll Number: 1 (210) 839-8500
Leader: Sandy Weil
Passcode: Proginet

Annual Shareholder Meeting
Proginet's Annual Shareholder Meeting will be held at the offices of Proginet Corporation, 200 Garden City Plaza, Garden City, N.Y. 11530, on Tuesday, November 18, 2008, at 4:30 p.m. Eastern Time. Shareholders of record at the close of business on September 25, 2008, will receive notification of the meeting, with registration instructions, during the month of October.

#      #      #      #      #     #     #

To receive press releases and other corporate communications directly from Proginet, please e-mail investor@proginet.com or call (516) 535-3600.

About Proginet Corporation
Proginet Corporation offers a universal, multi-platform software solution for fast, inexpensive and secure file transfers both inside and outside the enterprise. Proginet’s CyberFusion Integration Suite (CFI)® is used by companies of all sizes to conduct business more efficiently while protecting customer data and limiting the risks associated with sharing proprietary information with partners and colleagues around the globe. With over 20 years of experience in the managed file transfer arena, Proginet has built a customer base of over 400 companies spanning 30 countries. Headquartered in New York, the Company is publicly traded under the symbol [OTCBB: PRGF.OB]. For more information, visit www.proginet.com.

Disclaimer
This press release may contain forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors under those sections. In some cases, you can identify forward-looking statements by terminology such as "expect," "believe," "may," "will," "plans" and "anticipate," or the negative of such terms or comparable terminology. Forward-looking statements appearing herein include statements concerning operating and profitability plans and goals and are based on current expectations.

The matters discussed in this press release also involve risks and uncertainties described from time to time in documents filed with the Securities and Exchange Commission, including but not limited to Form 10-KSBs, Form 10-QSBs, Form SB2's and Form 8-Ks (www.sec.gov).